CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

In the matter of Express Systems Corporation

Nevada Corporate Services, with address at:

800 East Sahara Avenue, Suite 107, City of Las Vegas, County of Clark, State of Nevada, 89104, hereby accept appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

FURTHERMORE, that the principal office in this State is located at 1800 East Sahara Avenue, Suite 107, County of Las Vegas, County of Clark, State of Nevada, 89104,

IN WITNESS WHEREOF, I have hereunto set my hand July 1, 1998.


                 /s/
                ------------------------------------------------

                          For Nevada Corporate Services
                                 RESIDENT AGENT
State Of Nevada  )
                 )SS
County of Clark  )

On July 1, 1998 personally appeared, before me the undersigned Notary Public, Richard Fritzler, Know to me as the person whose name is subscribed to the foregoing document, and acknowledged to me that he executed the same,

                /s/              Kristi Richards
                ------------------------------------------------
                                  Notary Public

================================================================================

     NRS 78-090 Except during any period of vacancy described in NRS 78.097, every corporation shall have a resident agent, who may be either a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state. The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.


                     ---------------------------------------
                          Notary Public State Of Nevada
                                 COUNTY OF CLARK
                                KRISTI RICHARDSON
                             My appointment Expires
                                February 25, 2002
                     ---------------------------------------



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                                   BY LAWS OF
                           EXPRESS SYSTEMS CORP6RATION
                              A NEVADA CORPORATION

                        ARTICLE I STOCKHOLDER'S MEETINGS

     A) ANNUAL MEETINGS shall, be held on or before the anniversary of the corporation each year, or at such other time as may be determined by the board of directors or the president, for the purposes of electing directors, and transacting such other business as may properly come before the meeting.

     B) SPECIAL MEETINGS may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of a majority of the shares then outstanding and entitled to vote.

     C) WRITTEN NOTICE stating the time and place of the meeting, signed by the President or the Secretary, shall be served either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting upon each Stockholder entitled to vote. Said notice shall state the purpose for which the meeting is called, no other business may be transacted at said meeting, unless by unanimous consent of all Stockholders present, either in person or by proxy.

     D) PLACE of all meetings shall be at the principal office of the Corporation, or at such other place as the Board of Directors or the President may designate.

     E) A QUORUM necessary for the transaction of business at a Stockholder's meeting shall be a majority of the stock issued and outstanding either in person or by proxy. If a quorum is not present, the



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stockholders present may adjourn to a future time, and notice of the future time must be served as provided in Article 1, C), if a quorum is present they may adjourn from day to day, without notice.

     F) VOTING: Each stockholder shall have one vote for each share of stock registered in his name on the books of the corporation, a majority vote shall authorize any corporate action, except the election of the Directors, who shall be elected by a plurality of the votes cast.

     G) PROXY: At any meeting of the stockholders any stockholder may be represented and vote by a proxy, appointed in writing and signed. No proxy shall. be valid after the expiration of six (6) months from date of its execution, unless the person executing it specifies the length of time it is to continue in force which in no case shall exceed seven (7) years from its execution.

     H) CONSENT: Any action, except election of directors, which may be taken by a vote of stockholders at a meeting, may be taken without a meeting if authorized by a written consent of shareholders holding at least a majority of the voting power.

                          ARTICLE II BOARD OF DIRECTORS

     A) OFFICE: At least one person chosen annually by the stockholders shall constitute the board of directors. Additional directors may be appointed by the board of directors. The director's term shall be for one year, and directors may be re-elected for successive annual terms.

     B) DUTIES: The board of directors shall be responsible for the control and management of the affairs, property and interests of the corporation and may exercise all powers of the corporation, except as are in the articles of incorporation or by statute expressly conferred upon or reserved to the stockholders.



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     C) MEETINGS:  Regular  meetings of the board of directors'  shall I be held immediately following the annual meeting of the stockholders' at the place of the annual meeting of the stockholders, or at such other-time and place as the board of directors shall by resolution establish. Notice of any regular meeting shall not be required, unless the board of directors shall change the time or place of the regular meeting, notice* must be given to each director who was not present at the meeting at which change was made. Special meetings may be called by the president or by one of the directors at such time and place specified in the notice or waiver of notice thereof. The notice of special meeting shall be mailed to each director at least five (5) days before the meeting day, or if the notice is delivered personally, by telegram or telephone then the notice must be delivered the day before the meeting. Special meetings may be called without notice, provided a written waiver of notice is executed by a majority of the board of directors.

     D) CHAIRMAN: At all meetings of the board of directors, the chairman shall preside. If there is no chairman one shall be chosen by the directors.

     E) QUORUM: A majority of the board of directors shall constitute a quorum.

     F) VACANCIES: Any vacancy in the board of directors, unless the Vacancy was caused by stockholder removal of a director, shall be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum, at any regular or special meeting of the board of directors called for that purpose.



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     G) A RESOLUTION  in writing  signed by majority of the board of  directors, shall constitute action by the board, with the same force and effect as though such resolution had been passed at a duly convened meeting. The secretary shall record each resolution in the minute book.

     H) COMMITTEES may be appointed by a majority of the board of directors from its number, by resolution, with such powers and authority to manage the business as granted by the resolution.

     I) SALARIES of the corporate officers shall be determined by the board of directors.

                              ARTICLE III OFFICERS

     A) TITLE: This corporation shall have a president, secretary, treasurer, and such other officers as may be necessary. Any two or more offices may be held by the same person. The officers shall be appointed by the board of directors at the regular annual meeting of the board.

     B) DUTIES

          THE PRESIDENT SHALL:

1)   Be the chief executive officer of the corporation.

2)   Preside at all meetings of the directors and the stockholders.

3) Sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the board of directors and shall perform all such other incidental duties.


          THE SECRETARY SHALL:

1) Have charge of the corporate books, responsible to make the necessary reports to the stockholders and the board of directors.

2) Prepare and disseminate notices, waivers, consents, proxies and other material necessary for all meetings.

3) File the initial list of officers and directors, name of the resident agent and the filing fee to the secretary of state.

4) File the designation, of resident agent in the office of the county clerk in which the principal office of the corporation in Nevada is located.

5) File the annual list of officers, directors and designation of resident agent, along with the filing fee.

6) Be the custodian of the certified articles of incorporation, bylaws and amendments thereto,

7) Supply to the resident agent or principal corporate Nevada office the name of the custodian of the stock ledger or duplicate stock ledger, along with the complete post office address of the custodian, where such stock ledger or duplicate stock ledger is kept.

               THE TREASURER SHALL:

1) Have the custody of all monies and securities of the corporation and shall keep regular books of account.

2) Perform all duties incidental to his office as directed of him by the board of directors and the president.

                                ARTICLE IV STOCK

     A) The certificates representing shares of the corporation's stock shall be in such form as shall be adopted by the board of directors, numbered and registered in the order issued. The certificates shall bear the following; the holders name, the number of shares of stock, the signature either of the chairman of the board of directors or the president, and either the secretary or treasurer.

     B) No certificate shall be issued until the full amount of consideration has been paid, except as otherwise provided by law.

         C) Each share of stock shall entitle the holder to one vote.

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                               ARTICLE V DIVIDENDS

DIVIDENDS may be declared and paid Out of any funds available therefore, as often, in such amounts as the board of directors may determine, except as limited by law.

                             ARTICLE VI FISCAL YEAR

THE FISCAL YEAR of the corporation shall be determined by the board of directors.

                           ARTICLE VII INDEMNIFICATION

PURSUANT TO NRS 78.751 any person who is a director, officer, employee, or agent of this corporation, who becomes a party to an action is entitled to indemnification against expenses including attorney fees, judgments, fines and amounts paid in settlement if he acted in good faith and he reasoned his conduct or action to be in the best interest of the corporation.

                             ARTICLE VIII AMENDMENTS

     A) STOCKHOLDERS shall have the authority to, amend or repeal all the bylaws of the corporation and enact new bylaws, by affirmative vote of the majority of the outstanding shares of stock entitled to vote.

     B) THE BOARD OF DIRECTORS shall have the authority to amend, repeal, or adopt new bylaws of the corporation, but shall not alter or repeal any bylaws adopted by the stockholders of the corporation.